EXHIBIT 99.1

555 West Fifth Street
Suite 5000
Los Angeles, California
90013-1010

For Immediate Release

MAGUIRE PROPERTIES REPORTS FOURTH QUARTER 2003 FINANCIAL RESULTS

LOS ANGELES, February 10, 2004 – Maguire Properties, Inc. (NYSE: MPG), a real estate investment trust, today reported net income available to common shareholders for the quarter ended December 31, 2003 of $8.0 million, or $0.19 per basic and diluted share. Funds from operations (FFO) available for common shareholders for the fourth quarter were $21.2 million, or $0.50 per basic and diluted share. For the fourth quarter of 2003, the weighted average number of basic and diluted shares outstanding was 42,329,921 and 42,496,536 respectively.

Significant Fourth Quarter and Recent Events

•	Completed acquisition of One California Plaza, a 42-story Class A office building located in the Bunker Hill submarket of Downtown Los Angeles, for $225 million.

•	Completed new leases and renewals totaling 102,510 square feet including an expansion of law firm Sidley and Austin at Gas Company Tower of approximately 20,000 square feet and an early lease renewal to 2013 with Chang Hwa Bank for approximately 15,000 square feet at Wells Fargo Tower.

•	Completed offering of 10.0 million shares of 7.625% Series A Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share) for total gross proceeds of $250 million.

•	Entered into an agreement to acquire Park Place, a 1.7 million square foot Class A office park on 15 acres located in Orange County, California for $260 million.

Mr. Richard Gilchrist, President and Co-Chief Executive Officer commented, “We are very pleased with our results for the quarter, which reflect continued high occupancy throughout our portfolio, particularly in our Bunker Hill submarket. We have successfully assumed ownership and management of One California Plaza adjacent to our other Downtown properties, and the planned acquisition of Park Place will provide the Company with an immediate major presence and future opportunities in the strong John Wayne Airport submarket of Orange County. Finally, we are pleased to have successfully executed our preferred offering, which will provide us with significant near term growth capital.”

As of December 31, 2003, the Company’s portfolio consisted of nine office properties with approximately 7.1 million net rentable square feet, a 350-room hotel with 266,000 square feet, and total on- and off-site parking of approximately 3.3 million square feet, accommodating a capacity of over 10,681 vehicles. The Company also owns an undeveloped two-acre land parcel adjacent to an existing office property that can support future office development.

213.626.3300 Main
213.687.5758 Fax
www.maguireproperties.com

EPS and FFO Per Share Projections

The Company’s guidance for the first quarter and the full year of 2004 for earnings per share (EPS) (diluted) and funds from operations (FFO) per share (diluted) is set forth and reconciled below.

	First Quarter	Full-Year
	2004	2004
	(Low – High)	(Low – High)

Projected net income per common share (diluted)	$0.12-$0.14	$0.66-$0.86
Add:
Real estate depreciation and amortization	$0.33-$0.32	$1.45-$1.35
Projected funds from operations per common share (diluted)	$0.45-$0.46	$2.11-$2.21

The foregoing estimates reflect management’s view of current and future market conditions, including certain assumptions with respect to rental rates, occupancy levels and acquisitions. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

Teleconference and Webcast

Maguire Properties will conduct a conference call and audio webcast at 10:00 A.M. Pacific Time (1:00 p.m. Eastern Time) tomorrow, Wednesday, February 11, 2004, to discuss the financial results of the fourth quarter and provide a company update. The conference call can be accessed by dialing 800-443-9874 (Domestic), or 706-634-1231 (International). A replay will be available through February 18, 2004 by dialing 800-642-1687 (Domestic) or 706-645-9291 (International). The required passcode for the replay is 5113701. The live conference call and replay can be accessed via audio web cast at the Investor Relations section of the Company’s web site, located at www.maguireproperties.com, or through CCBN at www.streetevents.com.

About Maguire Properties, Inc.

Maguire Properties, Inc. is the largest owner and operator of Class A office properties in the Los Angeles central business district and is primarily focused on owning and operating high-quality office properties in the Southern California market. Maguire Properties, Inc. is a full-service real estate company with substantial in-house expertise and resources in property management, marketing, leasing, acquisitions, development and financing. For more information on Maguire Properties, visit the Company’s website at www.maguireproperties.com

Business Risks

This press release contains forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; failure to manage effectively the Company’s growth and expansion into new markets to complete acquisitions or to integrate acquisitions successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with our company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended and possible adverse changes in tax and environmental laws; and risks associated with the Company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT:	Maguire Properties Peggy Moretti Vice President, Investor Relations (213) 626-3300 or
Financial Dynamics:
	Investors:	Leigh Parrish, Teresa Thuruthiyil (415) 439-4521
	Media:	Chris Toth, Ron Heckmann (415) 439-4503

(Tables follow)

MAGUIRE PROPERTIES, INC. AND MAGUIRE PROPERTIES PREDECESSOR
CONSOLIDATED AND COMBINED BALANCE SHEETS
(In thousands)

	THE	THE
	COMPANY	PREDECESSOR
	December 31, 2003	December 31, 2002

ASSETS
Investments in real estate:
Land	$170,285	$77,504
Buildings and improvements	1,346,923	486,088
Acquired ground lease	30,425	—
Tenant improvements	130,629	63,951
Furniture, fixtures, and equipment	5,639	4,704

	1,683,901	632,247
Less: accumulated depreciation and amortization	(130,452)	(82,863)

Net investments in real estate	1,553,449	549,384
Cash and cash equivalents	43,735	2,976
Restricted cash	39,164	24,307
Rents and other receivables, net	7,887	2,235
Deferred rents	14,129	9,687
Due from affiliates	2,607	5,194
Deferred leasing costs, net	74,908	11,265
Deferred loan costs, net	23,659	6,714
Acquired above market leases, net	12,451	—
Other assets	3,198	10,277

Total assets	$1,775,187	$622,039

LIABILITIES AND STOCKHOLDERS’ EQUITY AND OWNERS’ DEFICIT
Mortgage loans	1,161,250	553,000
Other secured loans	50,000	105,038
Losses and distributions in excess of investments in real estate entities and loans payable to such entities	—	78,609
Accounts payable and other liabilities	58,216	38,111
Dividends and distributions payable	21,458	—
Capital leases payable	6,537	2,350
Acquired lease obligations	45,724	4,099

Total liabilities	1,343,185	781,207
Minority deficit	—	(12,889)
Minority interests	88,578	—
Stockholders’ equity and owners’ deficit:
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 100,000,000 shares authorized, 42,645,711 shares issued and outstanding	426	—
Additional paid in capital	406,133	—
Unearned and accrued stock compensation, net	(3,800)	—
Accumulated deficit and dividends	(65,884)	—
Accumulated other comprehensive income, net	6,549	—
Owners’ deficit	—	(146,279)

Total stockholders’ equity and owners’ deficit	343,424	(146,279)

Total liabilities and stockholders’ equity and owners’ deficit	$1,775,187	$622,039

MAGUIRE PROPERTIES, INC. AND
MAGUIRE PROPERTIES PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	THE	THE
	COMPANY	PREDECESSOR

	Three months ended	Three months ended
	December 31, 2003	December 31, 2002

Revenues:
Rental	$37,792	$14,151
Tenant reimbursements	18,535	7,465
Hotel operations	5,144	5,072
Parking	7,133	2,850
Management, leasing and development services to affiliates	1,425	1,537
Interest and other	179	276

Total revenues	70,208	31,351

Expenses:
Rental property operating and maintenance	14,427	6,486
Hotel operating and maintenance	3,495	5,183
Real estate taxes	5,874	1,713
Parking	1,965	663
General and administrative	3,398	2,764
Depreciation and amortization	16,711	5,615
Interest	13,716	12,163
Other	521	1,343

Total expenses	60,107	35,930

Income (loss) before equity in net loss of real estate entities and minority interests	10,101	(4,579)
Equity in net loss of real estate entities	—	593

Income (loss) before minority interests	10,101	(3,986)
Minority interest	2,071	(129)

Net income (loss)	$8,030	$(3,857)

Basic earnings per share	$0.19

Diluted earnings per share	$0.19

Weighted-average common shares outstanding:
Basic	42,329,921

Diluted	42,496,536

MAGUIRE PROPERTIES, INC. AND
MAGUIRE PROPERTIES PREDECESSOR
CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	THE
	COMPANY	THE	THE
	Period June 27, 2003	PREDECESSOR	PREDECESSOR
	through December	Period January 1, 2003	Year ended
	31, 2003	to June 26, 2003	December 31, 2002

Revenues:
Rental	$73,084	$28,732	$44,266
Tenant reimbursements	35,181	13,165	20,234
Hotel operations	9,711	8,738	20,005
Parking	13,731	5,637	7,876
Management, leasing and development services to affiliates	2,759	2,349	7,673
Interest and other	2,906	124	444

Total revenues	137,372	58,745	100,498

Expenses:
Rental property operating and maintenance	27,600	12,326	17,006
Hotel operating and maintenance	6,925	6,784	15,556
Real estate taxes	10,775	3,006	4,532
Parking	3,733	1,434	1,727
General and administrative	20,557	7,261	14,835
Depreciation and amortization	30,811	11,387	16,774
Interest	26,206	24,853	38,975
Loss from early extinguishment of debt	46,760	6,667	3,967
Other	4,727	7,549	2,125

Total expenses	178,094	81,267	115,497

Loss before equity in net income (loss) of real estate entities and minority interest	(40,722)	(22,522)	(14,999)
Equity in net (loss) income of real estate entities	(25)	1,648	(162)

Loss before minority interests	(40,747)	(20,874)	(15,161)
Minority interests	(9,731)	275	(465)

Net (loss)	$(31,016)	$(21,149)	$(14,696)

Basic loss per share	$(0.74)

Diluted loss per share	$(0.74)

Weighted-average common shares outstanding:
Basic	42,009,487

Diluted	42,009,487

MAGUIRE PROPERTIES, INC. AND
MAGUIRE PROPERTIES PREDECESSOR
FUNDS FROM OPERATIONS (a)
(In thousands, except per share date)

Three Months Ended
December 31, 2003

Reconciliation of net income to funds from operations:
Net income	$8,030
Adjustments:
Minority interests	2,071
Real estate depreciation and amortization	16,599

Funds from Operations:	$26,700

Company share of FFO (b)	$21,227

FFO per share — basic and diluted	$0.50

(a)	We calculate funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts, or NAREIT. FFO represents net income (loss) (computed in accordance with accounting principles generally accepted in the United States of America, or GAAP), excluding gains (or losses) from sales of property, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Management uses FFO as a supplemental performance measure because in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

(b)	Based on a 79.5% interest in operating partnerships for quarter ended December 31, 2003.